EXHIBIT 10.36


                   AMENDMENT OF REGISTRATION RIGHTS AGREEMENT
                             (Borislow and Trust II)


     THIS AMENDMENT OF REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of the 18th day of March, 1999, by and among TEL-SAVE.com, INC., a Delaware corporation (the "Company"), DANIEL M. BORISLOW, a former director, officer, and shareholder of the Company ("Borislow"), and SETH TOBIAS, as Trustee of that certain D&K Grantor Retained Annuity Trust dated August 18, 1998 ("Trust II").

                                    RECITALS:

     A. The parties hereto and MARK PAVOL, as Trustee of that certain D&K Grantor Retained Annuity Trust dated June 15, 1998 (the "Trust") have entered into that certain Registration Rights Agreement dated as of December 31, 1998 (the "Registration Rights Agreement").

     B. The parties hereto, the Trust, and certain other parties have entered into that certain Agreement dated March 15, 1999, pertaining, among other things, to the modification of certain promissory notes issued by Communications TeleSystems International, and it is a condition to that Agreement that the parties hereto agree to enter into this Amendment.

     C. The Company and the Trust have agreed to a separate Amendment of Registration Rights Agreement (The Trust).

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Terms in this Agreement with initial capital letters and not otherwise defined herein shall have the meanings defined for such terms in the Registration Rights Agreement.

     2. Amendment of Section 7(a) of the Registration Rights Agreement. Section 7(a) of the Registration Rights Agreement is hereby amended to read in full as follows:

     "(a) The Company agrees that in the event that it makes a public or private offering of its debt securities in exchange for cash, to the extent permitted by law the Company will, at the option of Borislow or (subject to the terms stated herein) Trust II, utilize up to forty percent (40%) of the net cash proceeds of that offering to the Company after payment of the expenses relating to the offering that are to be borne by the Company (the "Net


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     Cash  Proceeds") to  repurchase  at the then fair market value  convertible subordinated notes of the Company then owned of record and beneficially by Borislow or Trust II; provided, however, that the rights of Trust II hereunder are subject and subordinate to the rights of Borislow in this
     Section 7(a). Notwithstanding the foregoing, this Section 7(a) shall not apply to any debt offering by the Company to a bank or financial institution or in a commercial context. Borislow may exercise his option set forth in this Section 7(a) by delivering notice to the Company within five (5) days after the receipt by Borislow of written notice from the Company, such notice to be sent by Registered or Certified Mail with Return Receipt Requested, that the Company intends to make a public or private offering of its debt securities in exchange for cash. To the extent that any Net Cash Proceeds remain after Borislow's exercise or failure to exercise timely his option set forth in this Section 7(a), Trust II may exercise its rights under this Section 7(a) to the extent of such remaining balance of Net Cash Proceeds. Trust II may exercise its option set forth in this Section 7(a) by delivering notice to the Company within five (5) days after the receipt by Trust II of written notice from the Company, such notice to be sent by Registered or Certified Mail with Return Receipt Requested, that the Company intends to make a public or private offering of its debt securities in exchange for cash.

     3. Amendment of Section 7(d) of the Registration Rights Agreement. Section 7(d) of the Registration Rights Agreement is hereby amended to read in full as follows:

     "(d) For the period commencing January 1, 1999, through June 30, 2000, the Company shall not make any offer or sale of any of its capital stock (including its Common Stock) unless and until Borislow has sold or otherwise disposed of all shares of Common Stock now held by him; provided, however, that this Section 7(d) shall not prohibit the Company from offering or selling shares of its Common Stock in connection with any employee benefit plan or stockholder rights distribution; and, provided further, that up to the entire proceeds from the sale of shares of Common Stock in connection with such employee benefit plans or stockholder rights distributions ("Sale Proceeds") during the eighteen (18) month period referred to above in this Section 7(d) shall be used, at Borislow's option and if permitted by applicable law and as provided herein, to purchase Common Stock then owned by Borislow. Notwithstanding the foregoing, and without in any way prejudicing any other rights of Borislow, Borislow


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     hereby:  (1)  irrevocably  waives the rights  provided to him under Section
     7(d) of the Registration Rights Agreement with respect only to those proceeds ("Proceeds") generated upon the exercise of options through March 18, 1999; and (2) agrees that the option set forth in Section 7(d) of the Registration Rights Agreement with respect to the Proceeds generated through March 18, 1999, has terminated.

          "(i) Borislow may exercise his option by giving timely notice of such exercise to the Company. Such notice shall be timely if it is received by the Company either: (A) within five (5) days after the receipt by Borislow of a written Receipt Notice (hereinafter defined) sent to Borislow by Registered or Certified Mail with Return Receipt Requested; or (B) within five (5) days after the receipt by Borislow of a written Quarterly Notice (hereinafter defined) sent to Borislow by Registered or Certified Mail with Return Receipt Requested.

          "(ii) The Company  agrees to give Borislow  written notice within five
     (5) calendar days after the Company's receipt of any Sale Proceeds, such notice to be sent by Registered or Certified Mail with Return Receipt Requested and such notice to state such receipt and the amount of such Sale Proceeds (the "Receipt Notice"). The Company agrees to give Borislow written notice within five (5) calendar days after the end of each calendar quarter of the amount of any Sale Proceeds as to which the option set forth in this Section 7(d) shall remain unexercised and unterminated at the time of such notice, such notice to be sent by Registered or Certified Mail with Return Receipt Requested (the "Quarterly Notice"). Borislow's option set forth in this Section 7(d) shall terminate as to any Sale Proceeds as to which he shall have failed to exercise such option pursuant to a proper Receipt Notice and a proper Quarterly Notice.

          "(iii) The purchase price of any Common Stock purchased pursuant to an option exercised in response to a Receipt Notice shall be the average of the daily closing prices (or of the closing bid and asked prices) for the ten (10) trading days immediately preceding either the date of the receipt by the Company of the notice of the exercise of such option or the date of the exercise of such option with respect to Common Stock that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ.


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          "(iv) The purchase price of any Common Stock purchased  pursuant to an option exercised in response to a Quarterly Notice shall be the average of the daily closing prices (or of the closing bid and asked prices) for the last ten (10) trading days of the calendar quarter then most recently ended with respect to Common Stock that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ."

          "(v) The valuation of the Common Stock and the closing of the purchase and sale shall take place as expeditiously as practicable after the exercise by Borislow of his option set forth in this Section 7(d)."

     4. Amendment of Section 7(e) of the Registration Rights Agreement. Section 7(e) of the Registration Rights Agreement is hereby amended to read in full as follows:

     "(e) The Company agrees to make available to Borislow, upon reasonable notice from Borislow, in connection with one (1) securities offering to be made by Borislow on or prior to June 30, 2000, the following Company employees to participate in a standard securities offering "road show" of not longer than ten (10) days' duration regarding that offering: the Chief Executive Officer of the Company; and certain other appropriate employees of the Company as designated by such Chief Executive Officer. The Company may delay such participation if the time of such participation requested by Borislow would cause undue hardship on the Company; in the event of such a delay, the June 30, 2000, date set forth above in this Section 7(e) shall be extended by one day for each day of such delay. The Company shall pay for the reasonable out of pocket expenses incurred by the Company and its officers in complying with this Section."

     5. Amendment of Section 9(a) of the Registration Rights Agreement. Section 9(a) of the Registration Rights Agreement is hereby amended to read in full as follows:

     "(a) Borislow holds and owns, of record and beneficially, not less than two percent (2%) of the outstanding Common Stock, calculated on a fully-diluted basis, including shares that are issuable upon exercise of convertible securities or other derivative securities of the Company; provided, however, that if Borislow owns, of record and beneficially, less than such amount of Common Stock, this Agreement, as amended, shall be of no force or


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     effect; and provided further, that if Borislow later holds two percent (2%)
     or more of such Common Stock, solely as a result his ownership at that time of shares of Common Stock now owned of record and beneficially by Borislow plus shares of Common Stock then owned of record and beneficially by Borislow as a result of distributions from the Trust or Trust II, then the provisions of this Agreement, as amended, shall again be of force and effect; and provided further, that the running of any time periods set forth in this Agreement, as amended, shall not be tolled as a result of any period during which this Agreement shall not have been in force or effect."

     6. Additional Agreements.

          (a) The Company agrees to accept and Borislow agrees to transfer to the Company, concurrently with the execution and delivery of this Amendment, $4,940,000 principal amount of the Company's 5% Convertible Subordinated Notes due 2004 (the "Notes") in complete satisfaction of Borislow's outstanding obligation to the Company in the amount of $4,312,500 related to the exercise on March 3, 1999, by Borislow of an option to purchase 750,000 shares of Common Stock of the Company. Borislow represents and warrants to the Company that the Notes are owned by Borislow of record and beneficially and that, immediately prior to the transfer of the Notes to the Company, the Notes will be free and clear of any and all liens, claims, and encumbrances. Concurrently with the execution and delivery hereof, Borislow is delivering to the Company evidence satisfactory to the Company as to the transfer of the Notes from Borislow to the Company.

          (b) The Company agrees to purchase from Borislow, and Borislow agrees to sell to the Company, $6,537,000 principal amount of the Company's 5% Convertible Subordinated Notes due 2004 (the "Additional Notes") for a cash payment to Borislow of $5,706,690. Borislow represents and warrants to the Company that the Notes are owned by Borislow of record and beneficially and that, immediately prior to the transfer of the Notes to the Company, the Notes will be free and clear of any and all liens, claims, and encumbrances created by the Company. Concurrently with the execution and delivery hereof: (1) Borislow is delivering to the Company evidence satisfactory to the Company as to the transfer of the Additional Notes from Borislow to the Company; and (2) the Company is delivering $5,706,690 to Borislow.

     7. Miscellaneous.

          (a) Each of the parties hereto represents and warrants to, and agrees with, each of the other parties hereto that, at the date hereof: (i) such representing and warranting party is not in default under the Registration Rights Agreement; (b) such party


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     has not suffered any damage under the Registration Rights Agreement and has no cause of action, right of set-off or counterclaim, or any other claim of any nature whatsoever against any of the other parties hereto or any director, officer, attorney, agent, employee, or affiliate of any of such
     other  parties  under  the  Registration   Rights  Agreement  or  otherwise
     (collectively, "Claims"); and (c) such party hereby waives and relinquishes any and all Claims. Each such party further hereby agrees to indemnify and hold harmless each of the other parties and their respective officers, directors, attorneys, agents, employees, and affiliates harmless from any loss, damage, judgment, liability, and expense (including counsel fees) suffered by or rendered against the other parties or any of them on account of anything arising out of the Registration Rights Agreement, this Amendment, or any other document delivered pursuant hereto.

          (b) Except as expressly modified by this Amendment, the Registration Rights Agreement continues in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.



                                     Tel-Save.com, Inc.
Witness


                                     By:
------------------------------          ------------------------------
Aloysius T. Lawn, Secretary          Name:
                                     Title:

Address:                             Borislow


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Address:                             Trust II


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                                    Seth Tobias, as Trustee of that certain D&K
                                    Grantor Retained Annuity Trust dated
                                    _______, 1998



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has not suffered any damage under the  Registration  Rights Agreement and has no cause of action, right of set-off or counterclaim, or any other claim of any nature whatsoever against any of the other parties hereto or any director, officer, attorney, agent, employee, or affiliate of any of such other parties under the Registration Rights Agreement or otherwise (collectively, "Claims"); and (c) such party hereby waives and relinquishes any and all Claims. Each such party further hereby agrees to indemnify and hold harmless each of the other parties and their respective officers, directors, attorneys, agents, employees, and affiliates harmless from any loss, damage, judgment, liability, and expense (including counsel fees) suffered by or rendered against the other parties or any of them on account of anything arising out of the Registration Rights Agreement, this Amendment, or any other document delivered pursuant hereto.

          (c) Except as expressly modified by this Amendment, the Registration Rights Agreement continues in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.



                                           Tel-Save.com, Inc.
Witness


                                        By:
------------------------------             ------------------------------
Aloysius T. Lawn, Secretary             Name:
                                        Title:

Address:                                Borislow


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